Exhibit 11


                             First Health Group Corp.
                 Computation of Diluted Earnings Per Common Share
                        (In 000's except per share amounts)



                                                  Year Ended December 31,
                                                  -----------------------
                                               2000        2001        2002
                                              -------     -------     -------

  Net Income                                 $ 82,619    $102,920    $132,938
                                              =======     =======     =======
  Weighted average number of common
    shares outstanding:

  Shares outstanding from beginning of
    period                                     95,312      96,408     100,023
  Purchase of treasury stock                   (1,038)         --      (1,043)
  Other issuances of common stock               1,424       1,925       1,717

  Common share equivalents:

  Assumed exercise of common stock options      4,042       4,722       3,561
                                              -------     -------     -------
  Weighted average common and common
    share equivalents                          99,740     103,055     104,258
                                              =======     =======     =======

  Net income per share                       $    .83    $   1.00    $   1.28
                                              =======     =======     =======

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                             First Health Group Corp.
                  Computation of Basic Earnings Per Common Share
                        (In 000's except per share amounts)


                                                  Year Ended December 31,
                                                  -----------------------
                                               2000        2001        2002
                                              -------     -------     -------

  Net Income                                 $ 82,619    $102,920    $132,938
                                              =======     =======     =======
  Weighted average number of common
     shares outstanding:

  Shares outstanding from beginning of
     period                                    95,312      96,408     100,023
  Purchase of treasury stock                   (1,038)         --      (1,043)
  Other issuances of common stock               1,424       1,925       1,717
                                              -------     -------     -------
  Weighted average common and common
     share equivalents                         95,698      98,333     100,697
                                              =======     =======     =======
  Net income per share                       $    .86    $   1.05    $   1.32
                                              =======     =======     =======